Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                        Ron Albrecht, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2011

Exton, Pa — December 7, 2011 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced financial results for the fourth quarter and year ended September 30, 2011.

For the fourth quarter of 2011, the Company reported earnings of $12,000, or $0.00 per diluted share, compared to fourth quarter 2010 earnings of $1.3 million, or $0.07 per diluted share.  For the fourth quarter of 2011, revenues were $6.5 million compared to $7.5 million in the comparable year ago quarter.   During the quarter, the Company generated $406,000 in cash flow from operations.  Revenues, net income and diluted earnings per share all improved on a sequential basis compared to the third quarter of fiscal 2011.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc., said, “Results in the fourth quarter improved from the third quarter and enabled us to achieve a third consecutive profitable year.  Although earnings for the year were modest, we were able to generate $2.3 million in operating cash, which provides the financial strength to fuel

our growth strategy.   Through steady investment in research and development, we are able continually to enhance the functionality of our existing products and broaden our technology platform to capitalize on evolving market opportunities.  End markets have been weak, but our investment has generated results in the form of broadened product and service offerings as well as applicability to additional aircraft platforms.

“Our Flat Panel Display System is gaining greater industry recognition for its innovative low-cost, high-quality technology.  This recognition is rapidly translating into new and increasing interest from operators around the world who support our strategy by funding development of additional applications and solutions that leverage our unique technologies.”

Mr. Hedrick cited the following accomplishments, which are transforming the business and enlarging Innovation Solutions & Support’s market opportunity:

•              Successful implementation of an Integrated Flight Management System, which, as a result of enthusiastic owner reception, enabled our customer, Eclipse Aerospace, to sell all available installation slots of their Avio IFMS completion program through March of 2012;

•              Further penetration of the OEM market, culminating in the selection by Eclipse Aerospace to provide an advanced avionics suite for the production model Eclipse 550, a multi-year agreement with the potential to generate revenues in excess of $25 million;

•              Entrance into the Systems Integration and Cockpit Avionics market through a $5 million contract to upgrade B737-400 aircraft by leveraging the Company’s successful Integrated Flight Management System;

•              Geographic market expansion with EASA, the European Aviation Safety Agency, issuing an STC supplemental type certificate for the Company’s Cockpit/IP® flat panel systems for the Boeing 757-200 and -300 and the Boeing 767-300 aircraft.

Mr. Hedrick concluded, “Our success continues to be built on our approach to design our products to meet the most stringent industry requirements, as well as to accommodate future needs, so that our products are equally suitable for owners of newly manufactured aircraft and aircraft in need of an upgrade in our three large target end markets — military, general aviation and commercial aviation.”

At September 30, 2011, the Company had $42.6 million of cash on hand, an increase of $1.7 million over the $40.9 million of cash at September 30, 2010.   The Company remains free of long-term debt.  Cash at September 30, 2011 is net of $299,000 paid during the fourth quarter to repurchase 62,400 shares of Company stock at an average cost of approximately $4.79. Backlog was approximately $27.5 million at September 30, 2011 compared to $27 million at June 30, 2011.

Full Year Fiscal 2011 Results

For the year, the Company reported cash flow from operations of $2.3 million and net income of $717,000, or $0.04 per diluted share, on revenues of $25.7 million.  For fiscal 2010, cash flow from operations was $5.6 million and net income was $748,000, or $0.04 per diluted share, on revenues of $25.3 million.

Roman Ptakowski, President of ISSC, added, “Our goal is to continue to improve and enhance the performance of our existing products while also seeking to use our nimble and resourceful organization to capitalize quickly on unique opportunities to build value for our shareholders.”

Business Outlook

For the fiscal year ending September 30, 2012, the Company expects revenues to increase modestly relative to fiscal 2011, notwithstanding potential disruptions that may arise from current market conditions.

The Company’s new product and expanded platform initiatives are expected to increase the proportion  of revenues and margins generated by engineering modification and development sales in fiscal 2012.

The Company’s ability to provide specific targets and ranges remains difficult as a result of the current economic climate. Management will provide additional commentary during the earnings conference call.

Conference Call

The Company will be hosting a conference December 8, 2011 at 10:00 AM local time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-297-0360. The conference ID# is 6460188. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA Innovative Solutions & Support, Inc. (www.innovative-ss.com) design, manufactures, and markets flight information computers, electronic displays, and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation (RVSM), airspeed, and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

####

TABLES FOLLOW:

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010

Sales	$6,490,277	$7,463,311	25,737,652	25,257,323

Cost of Sales	3,324,155	2,729,950	11,945,184	11,520,029

Gross Profit	3,166,122	4,733,361	13,792,468	13,737,294

Operating expenses:
Research and development	1,181,696	1,389,958	5,500,924	5,234,240
Selling, general and administrative	1,889,470	2,133,711	7,683,637	8,099,587
Total operating expenses	3,071,166	3,523,669	13,184,561	13,333,827

Operating income	94,956	1,209,692	607,907	403,467

Interest income	24,202	68,397	143,942	188,171
Interest expense	(297)	(516)	(1,509)	(2,356)
Other income	—	—	150,010	50,000

Income before income taxes	118,861	1,277,573	900,350	639,282

Income tax (benefit) expense	107,222	26,291	183,760	(109,094)

Net income	$11,639	$1,251,282	$716,590	$748,376

Net income per Common Share
Basic	$0.00	$0.07	$0.04	$0.04
Diluted	$0.00	$0.07	$0.04	$0.04

Weighted Average Shares Outstanding
Basic	16,782,262	16,767,418	16,782,223	16,751,528
Diluted	16,811,629	16,783,616	16,824,621	16,777,886

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	September 30,	September 30,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$42,625,854	$40,916,346
Accounts receivable, net	3,124,114	2,529,976
Inventories	3,508,595	4,656,392
Deferred income taxes	438,635	522,352
Prepaid expenses and other current assets	875,636	982,768

Total current assets	50,572,834	49,607,834

Property and equipment, net	7,476,362	7,761,538

Other assets	208,408	221,150

Total Assets	$58,257,604	$57,590,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of capitalized lease obligations	$13,189	$9,908
Accounts payable	443,516	543,877
Accrued expenses	2,551,389	2,585,060
Deferred revenue	232,630	157,933

Total current liabilities	3,240,724	3,296,778

Long-term portion of capitalized lease obligations	—	15,560
Deferred revenue	—	8,688
Deferred income taxes	566,963	649,929
Other liabilities	189,130	151,530

Total Liabilities	3,996,817	4,122,485

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2011 and 2010	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,286,884 and 18,244,701 issued at September 30, 2011 and 2010, respectively	18,287	18,245

Additional paid-in capital	47,206,690	46,831,646
Retained earnings	26,626,242	25,909,652
Treasury stock, at cost, 1,544,910 and 1,482,510 shares at September 30, 2011 and 2010, respectively	(19,590,432)	(19,291,506)

Total Shareholders’ Equity	54,260,787	53,468,037

Total Liabilities and Shareholders’ Equity	$58,257,604	$57,590,522